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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
D&K Healthcare Resources, Inc.:

We consent to the incorporation by reference in registration statements Nos. 333-67976 and 333-60146 on Form S-3, No. 333-64112 on Form S-3 MEF, and Nos.
333-98437, 333-50506, and 333-24263 on Form S-8 of D&K Healthcare Resources, Inc. of our report dated August 6, 2003, with respect to the consolidated balance sheet of D&K Healthcare Resources, Inc. and subsidiaries as of June 30, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, and the related financial statement schedule, which report appears in the June 30, 2003 annual report on Form 10-K of D&K Healthcare Resources, Inc.

Our report dated August 6, 2003 contains an explanatory paragraph that states that the consolidated financial statements of D&K Healthcare Resources, Inc. and subsidiaries for the year ended June 30, 2001 were audited by other auditors who have ceased operations. The Company declared a two-for-one stock split in the form of a stock dividend during the year ending June 30, 2002, and the amounts in the consolidated financial statements for the year ended June 30, 2001 relating to all share and per share amounts have been restated to retroactively reflect this stock split. We audited the adjustments that were applied to restate the share and per share amounts reflected in the June 30, 2001 consolidated financial statements. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the June 30, 2001 consolidated financial statements of D&K Healthcare Resources, Inc. and subsidiaries other than with respect to such adjustments and, accordingly, do not express an opinion or any other form of assurance on the June 30, 2001 consolidated financial statements taken as a whole.

Our report dated August 6, 2003 contains an explanatory paragraph that states that the consolidated financial statements of D&K Healthcare Resources, Inc. and subsidiaries for the year ended June 30, 2001 were audited by other auditors who have ceased operations. These consolidated financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of July 1, 2002. In our opinion, the disclosures for the year ended June 30, 2001 in Note 3 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the June 30, 2001 consolidated financial statements of D&K Healthcare Resources, Inc. and subsidiaries other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the June 30, 2001 consolidated financial statements taken as a whole.

Our report dated August 6, 2003, contains an explanatory paragraph that states that the consolidated financial statements of D&K Healthcare Resources, Inc. and subsidiaries for the year ended June 30, 2001 were audited by other auditors who have ceased operations. The Company changed the composition of its reportable segments during the year ended June 30, 2003, and the amounts in the June 30, 2001 consolidated financial statements relating to reportable segments have been restated to conform to the June 30, 2003 composition of reportable segments. We have audited the adjustments that were applied to restate the disclosures for reportable segments reflected in the June 30, 2001 consolidated financial statements. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the June 30, 2001 consolidated financial statements of D&K Healthcare Resources, Inc. and subsidiaries other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the June 30, 2001 consolidated financial statements taken as a whole.

/s/ KPMG LLP

St. Louis, Missouri

September 29, 2003

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